UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2021

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Richard Pascoe stepped down from his position as President and Chief Executive Officer of Histogen Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”). Mr. Pascoe’s decision to step down as an officer of the Company and a member of the Board was to pursue other opportunities and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board appointed Steven J. Mento, Ph.D., a current member of the Company’s Board of Directors, as Executive Chairman and Interim President and Chief Executive Officer as of November 8, 2021. The Company has entered into an agreement with Dr. Mento to reflect his new position as Executive Chairman and Interim President and Chief Executive Officer. Pursuant to the terms of this agreement Dr. Mento will receive a base salary of $333,000 and will be granted an option to purchase up to 377,830 shares of Common Stock of the Company and a restricted stock unit award equal to $166,500 each as of the effective date of his agreement. David H. Crean, Ph.D., will remain a member of the Board of Directors and serve as Lead Independent Director.

There are no family relationships between Dr. Mento and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Dr. Mento that would require disclosure under Item 404(a) of Regulation S-K. The information concerning Dr. Mento required under Item 401 of Regulation S-K is contained in the Company’s proxy statement dated April 15, 2021 and is incorporated herein by reference.

The foregoing descriptions and the information contained in Item 5.02 with respect to Mr. Pascoe’s executive employment agreement and Dr. Mento’s executive agreement are not intended to be complete and are qualified, in each case, in their entirety by reference to the full text of such documents, which are filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 11, 2021, and Exhibit 10.1 to this Form 8-K, each of which are incorporated by reference herein.

Item 8.01.	Other Events.

On November 8, 2021, the Company issued a press release regarding Mr. Pascoe’s resignation and the appointment of Dr. Mento as described above under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Agreement, dated November 5, 2021, by and between the Company and Steven J. Mento, Ph.D.

99.1	Press release dated November 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: November 8, 2021	/s/ Susan Knudson
Susan Knudson
Executive Vice President and Chief Financial Officer

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